SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT

Dated as of December   , 2013

to

DEPOSIT AGREEMENT

Dated as of December 31, 1998, as amended and restated as of August 1, 2007

BP p.l.c.

and

JPMorgan Chase Bank N.A.,
as Depositary

and

HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of December   , 2013, among BP p.l.c., a corporation organized under the laws of England and Wales and its successors (the "Company"), JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States, as depositary hereunder and any successor as depositary hereunder (the "Depositary"), and all holders from time to time of American Depositary Receipts issued hereunder.

WITNESSETH:

WHEREAS, the Company desires to amend and restate the Amended and Restated Deposit Agreement dated as of August 1, 2007, as amended (the "Original Deposit Agreement"), among the Company, the Depositary and all holders from time to time of Receipts issued thereunder, and provide for the deposit of Shares of the Company from time to time with the Depositary or the Custodian (as hereinafter defined) and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares representing the Shares so deposited; and

WHEREAS, the American Depositary Receipts issued in certificated form are to be substantially in the form of Exhibit A annexed hereto;

NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto that the Original Deposit Agreement is hereby amended and restated in its entirety to read as follows effective as of the date first above written:

ARTICLE I
DEFINITIONS

Section. 1.1                      The term "American Depositary Shares" shall mean the rights evidenced by the Receipts executed and delivered hereunder, including the interests in the Deposited Securities granted to the Holders of Receipts pursuant to the terms and conditions of this Deposit Agreement.  American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities evidenced by Direct Registration Receipts.  Each American Depositary Share shall represent rights to receive six (6) Shares until there shall occur a distribution upon Deposited Securities referred to in Section 4.2 or a change in Deposited Securities referred to in Section 4.8 with respect to which additional Receipts are not executed and delivered, and thereafter each American Depositary Share shall represent the right to receive the Deposited Securities specified in such Sections. The Depositary may issue fractional American Depositary Shares only in connection with any distribution made under Section 4.2 of the Deposit Agreement.  Fractional American Depositary Shares may only be issued through the Direct Registration System.

Section 1.2                      The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency.

Section 1.3                      The term "Custodian" shall mean one or more agent or agents of the Depositary (singly or collectively, as the context requires) named as Custodian in Exhibit A annexed hereto and any additional or substitute Custodian appointed pursuant to Section 5.5.

Section 1.4                      The terms "deliver", "execute", "issue", "register", "surrender", "transfer" or "cancel" when used with respect to Direct Registration Receipts, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System.

Section 1.5                      The term "Deposit Agreement" shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

Section 1.6                      The term "Depositary’s Office" shall mean the office of the Depositary for the administration of depositary receipts.

Section 1.7                      The term "Deposited Securities" as of any time shall mean all Shares whether in registered form or in the form of share warrants to bearer (or evidence of rights to receive Shares) at such time deposited under this Deposit Agreement and any and all other securities, property and cash received at any time by the Depositary or the Custodian in respect or in lieu of such deposited Shares and other Shares (or evidence of rights to receive Shares), securities, property and cash at such time held hereunder.

Section 1.8                      The term "Direct Registration Receipt" means a Receipt, the ownership of which is recorded on the Direct Registration System.

Section 1.9                      The term "Direct Registration System" means the direct registration system maintained by the Depositary, pursuant to which the Depositary may record the ownership of uncertificated Receipts evidencing American Depositary Shares including fractional American Depositary Shares delivered pursuant to Section 4.2, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto pursuant to Section 2.10 hereof.

Section 1.10                      The term "DTC" means The Depository Trust Company or its successors.

Section 1.11                      The term "Holder" shall mean the person or persons in whose name a Receipt is registered on the Receipt register maintained by the Depositary for such purpose.

Section 1.12                      The term "Receipt Register" means the register maintained by the Depositary for the registration of transfer, combination and split-up of Receipts, and, in the case of Direct Registration Receipts, shall include the Direct Registration System.

Section 1.13                      The term "Receipts" shall mean the American Depositary Receipts executed and delivered hereunder. Receipts may be either in physical certificated form or Direct Registration Receipts. Receipts in physical certificated form shall be in substantially the form of Exhibit A hereto, as the same may be amended from time to time in accordance with the provisions hereof. References to "Receipts" shall include Direct Registration Receipts, unless the context otherwise requires.

Section 1.14                      The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended. The term "Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

Section 1.15                      The term "Shares" shall mean the Ordinary Shares of $0.25 each, either in registered form or in the form of share warrants to bearer, of the Company and shall include rights to receive Shares.

Section 1.16                      The term "Voting Instruction" shall mean a written instruction in the form required by the Depositary by a Holder (or such Holder’s substitute proxy) to the Depositary relating to a matter on which such Holder (or such Holder’s substitute proxy) is entitled to vote pursuant to Section 4.7 and which instructs the Depositary or its nominee as to the exercise of such Holder’s (or such Holder’s substitute proxy’s) voting right.

ARTICLE II
FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND TRANSFER OF RECEIPTS AND WITHDRAWAL OF DEPOSITED SECURITIES

Section 2.1                      Form and Transferability of Receipts.

(a)
Certificated Receipts.  Receipts in certificated form shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed hereto, with appropriate insertions, modifications and omissions as hereinafter provided. Receipts in certificated form may be issued in denominations of any number of whole American Depositary Shares. Receipts in certificated form shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary. Unless so executed, no Receipt in certificated form shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose. Receipts in certificated form bearing the facsimile signature of anyone who was at any time a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such Receipts. Receipts in certificated form may, with the prior written consent of the Company (which consent shall not be unreasonably withheld), be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with this Deposit Agreement as may be required by the Depositary in respect of its obligations hereunder or as may be required to comply with any applicable law or regulations or with the rules and regulations of any securities exchange upon which Receipts may be traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

(b)
Direct Registration Receipts. Notwithstanding anything in this Deposit Agreement or in the Receipt to the contrary, American Depositary Shares shall be evidenced by Direct Registration Receipts, unless certificated Receipts are specifically requested by the Holder and for no additional fee. Holders shall be bound by the terms and conditions of this Deposit Agreement and of the form of Receipt, regardless of whether their Receipts are Direct Registration Receipts or certificated Receipts.

(c)
Transferability.  Title to a Receipt (and to the Deposited Securities represented by the American Depositary Shares evidenced thereby), when properly endorsed (in the case of Receipts in certificated form) or upon delivery to the Depositary of properly executed instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under applicable law; provided that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

Section 2.2                      Deposit of Shares.

(a)
Deposit with Custodian.  Shares may be deposited under this Deposit Agreement by delivery thereof to the Custodian, and in the case of Shares in registered form, properly endorsed or accompanied by a duly executed instrument or instruments of transfer in form satisfactory to the Custodian, together with any other documents and payments required under this Deposit Agreement, and a written order directing the Depositary to issue to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts through the Direct Registration System (or, if specifically requested, certificated Receipts) for the number of American Depositary Shares representing such deposited Shares. Shares in the form of share warrants to bearer shall be deposited under this Deposit Agreement in accordance with the procedures set forth in the Procedures Agreement dated as of December 31, 1998 and amended on May 18, 2001 (the "Procedures Agreement"), among the Company, Amoco Corporation, the Depositary and Boston EquiServe Limited Partnership, as Exchange Agent.  At the request, risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive certificates for Shares to be deposited, together with any other documents and payments required under this Deposit Agreement, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

(b)
Assignment and Proxy.  If required by the Depositary, Shares presented for deposit at any time, whether or not any register of Shareholders of the Company is closed, shall also be accompanied by (1) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian or its nominee of any dividend or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary, and (2) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to vote such deposited Shares for any and all purposes until the Shares are registered in the name of the Custodian or its nominee.

(c)
Registration and Holding.  Upon each delivery to the Custodian of a certificate or certificates for Shares (or other Deposited Securities pursuant to Section 4.2, 4.3, 4.4 or 4.8) in registered form to be deposited hereunder, together with any other documents and payments required under this Deposit Agreement, the Custodian shall as soon as practicable present such certificate or certificates for registration of transfer of the Shares (or other Deposited Securities) being deposited in the name of the Custodian or its nominee at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration. Deposited Securities shall be held by the Custodian for the account and to the order of the Depositary at such place or places as the Depositary shall determine. The Depositary shall provide written notice informing the Company of any such place or places.

Section 2.3                      Execution and Delivery of Receipts.

After the deposit of any Shares pursuant to Section 2.2, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex, facsimile or electronic transmission. After receiving such notice from the Custodian, the Depositary, subject to this Deposit Agreement, shall execute and deliver a Receipt or Receipts at the Depositary’s Office to or upon the order of the person or persons named in the notice delivered to the Depositary, registered in the name or names requested by such person or persons, and evidencing in the aggregate the number of American Depositary Shares to which such person or persons are entitled.

Section 2.4                      Transfer, Combination and Split-up of Receipts.

The Depositary, subject to this Deposit Agreement, shall without unreasonable delay register transfers of Receipts in the Receipt register from time to time, upon receipt at any of its designated transfer offices of proper instruments of transfer or pursuant to a proper instruction (including, for the avoidance of doubt, instructions through the Direct Registration System and Profile, as provided in Section 2.10) as the case may be, or upon any surrender of a Receipt at any of its designated transfer offices by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by applicable law. Thereupon the Depositary shall execute and deliver a new Receipt or Receipts to or upon the order of the person entitled thereto as such person may request evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipts surrendered. The Depositary, subject to this Deposit Agreement, shall, for the purpose of effecting a split-up or combination of a Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts replaced. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated Receipt with a Direct Registration Receipt, or vice versa, execute and deliver a certificated Receipt or a Direct Registration Receipt, as the case may be, for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the certificated Receipt or Direct Registration Receipt, as the case may be, substituted.  The Depositary may close the Receipt Register at any time or from time to time when deemed expedient by it and shall do so when reasonably requested by the Company.

Section 2.5                      Withdrawal of Deposited Securities.

Upon receipt at the Depositary’s Office or at such other offices as the Depositary may designate of a Holder’s written order directing the Depositary to cause the whole number of Deposited Securities represented by the American Depositary Shares evidenced by a Receipt to be withdrawn and delivered to or upon the written order of the person or persons designated in such order, and upon the surrender, if applicable, of such Receipt (properly endorsed in blank or accompanied by proper instruments of transfer in blank, to the extent required by the Depositary), the Depositary shall direct the Custodian to deliver without unreasonable delay, subject to this Deposit Agreement and to the provisions of or governing Deposited Securities, to or upon the written order of the person or persons designated in such order, the Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt, and the Custodian shall so deliver such whole number of Deposited Securities, at the office of the Custodian, except that the Depositary may, in its discretion, at the request, risk and expense of the Holder make delivery of such whole number of Deposited Securities without unreasonable delay to such person or persons at the Depositary’s Office or at any other place specified by the Holder in such order. Directions shall be given by letter or, at the request, risk and expense of the Holder, by cable, telex, electronic or facsimile transmission. Delivery of whole number of Deposited Securities may be made by the delivery of certificates, to the extent such Deposited Securities may be represented by certificates, which, if required by law, shall be properly endorsed or accompanied by properly executed instruments of transfer, and if such certificates may be so registered, registered in the name of such Holder, or as ordered by such Holder or properly endorsed or accompanied by proper instruments of transfer. Delivery of Deposited Securities consisting of Shares shall be made by delivery of Shares in registered form only.  Fractional Shares are not deliverable on the cancellation of American Depositary Shares.  To the extent the cancellation of American Depositary Shares would give rise to the delivery of a fractional Share, the Depositary will promptly advise such Holder of such and shall either deliver to such Holder a new Receipt in book entry form on the Direct Registration System evidencing such fractional American Depositary Share or arrange to sell such fractional Share and deliver the net proceeds from such sale (after deduction of the costs and expenses of such sale) to the Holder entitled thereto. Sales of fractional Shares by the Depositary will occur on a periodic basis established by the Depositary on a basis of no less than one sale per month.   Notwithstanding any provision of this Deposit Agreement or the Receipts, the Depositary may restrict withdrawals of Deposited Securities only for the reasons set forth in General Instruction I.A.(1) of Form F-6 under the Securities Act of 1933.

Section 2.6	Limitations on Issuance, Execution, Delivery and Transfer of Receipts and Withdrawal of Deposited Securities.

As a condition precedent to the issuance, execution, delivery, registration, registration of transfer, split-up or combination of any Receipt, the delivery of any distribution thereon or, subject to the last sentence of Section 2.5, the withdrawal of any Deposited Securities, the Depositary, the Company or the Custodian may require of the Holder, the presenter of the Receipt or the depositor of Shares: (a) payment of a sum sufficient to pay or reimburse it for payment of (i) any stock transfer or other tax or other governmental charge with respect thereto, other than Relevant Duties payable by the Company in accordance with Section 3.2, (ii) any stock transfer or registration fees for the registration of transfers of Shares or other Deposited Securities upon any applicable register, and (iii) any charges of the Depositary upon delivery of Receipts against deposits of Shares and upon withdrawal of Deposited Securities against surrender of Receipts set forth in Exhibit B to this Deposit Agreement; (b) the production of proof satisfactory to it as to the identity and genuineness of any signature and as to any other matter contemplated by Section 3.1; and (c) compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of this Deposit Agreement. The delivery of Receipts against deposits of Shares may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split-up or combination or, subject to the last sentence of Section 2.5, the withdrawal of Deposited Securities may be suspended, in particular instances or generally, when the Receipt register or any register for Shares or other Deposited Securities is closed, or any time or from time to time when any such action is deemed necessary or advisable by the Depositary or the Company for any reason, including without limitation any requirement of law or of any government or governmental body or commission, any provision of this Deposit Agreement or the provisions of or governing Deposited Securities, any meeting of Shareholders or any payment of dividends.

The Depositary will not issue Receipts against rights to receive Shares unless (x) such Receipts are fully collateralized (marked to market daily) with cash, U.S. government securities or such other collateral as the Depositary deems appropriate until such Shares are deposited, (y) the applicant for such Receipts represents and agrees in writing that such applicant or its customer (i) beneficially owns such Shares, (ii) assigns all beneficial right, title and interest to such Shares to the Depositary, (iii) holds such Shares for the account of the Depositary and (iv) will deliver such Shares upon the Depositary’s request (no evidence of ownership is required or time of delivery specified) and (z) all such Receipts which are outstanding at any time as a result of pre-release represent not more than 20%, or such other percentage as the Company may determine in its sole discretion, of the total number of Shares represented by American Depositary Receipts except to the extent, if any, that such limitation is exceeded as a result of the withdrawal of Deposited Securities subsequent to the execution and delivery of pre-released Receipts in compliance with such limitation.  Such collateral, but not the earnings thereon, shall be held for the benefit of the Holders. Any issue of pre-released Receipts shall also be subject to such further limitations as may be agreed between the Company and the Depositary from time to time. The Depositary may retain for its own account any compensation for the issuance of Receipts against such other rights to receive Shares, including without limitation earnings on the collateral securing such rights. Subject to the provisions of this Section 2.6 with respect to the issuance of Receipts against rights to receive Shares, neither the Depositary nor the Custodian shall lend Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered pursuant to the provisions of the Securities Act of 1933, unless a registration statement under the Securities Act of 1933 is in effect as to such Shares. The Depositary will use reasonable efforts to comply with written instructions of the Company to not accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws in the United States.

Section 2.7                      Substitution of Receipts.

In case any Receipt in certificated form shall be mutilated, destroyed, lost or stolen, the Depositary shall, as the Holder may request, issue a new Receipt through the Direct Registration System or execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, unless the Depositary has notice that such Receipt has been acquired by a bona fide purchaser, upon the Holder thereof filing with the Depositary (a) a request for such execution and delivery and (b) a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, the authenticity thereof and the Holder’s ownership thereof.

Section 2.8                      Cancellation and Destruction of Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts in certificated form so cancelled.

Section 2.9                      Maintenance of Records.

The Depositary agrees to maintain or cause its agents to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.5, substitute Receipts delivered under Section 2.7, and of cancelled or destroyed Receipts under Section 2.8, in keeping with procedures ordinarily followed by stock transfer agents located in the City of New York or as required by laws or regulations governing the Depositary. The Depositary shall provide full electronic access to such records to the Company, subject only to system updating, standard downtimes and outages.  At such times during normal New York business hours as are mutually agreeable to the Depositary and the Company, the Company shall have reasonable access to the physical records described in this Section 2.9.

Section 2.10                      DTC Direct Registration System and Profile Modification System.

Notwithstanding the provisions of Section 2.4, the parties acknowledge that the Direct Registration System ("DRS") and Profile Modification System ("Profile") shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto. Profile is a required feature of DRS which allows a DTC Participant, claiming to act on behalf of a Holder of American Depositary Shares. to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify. determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of a Holder in requesting a registration of transfer and delivery as described in subsection (a) has the actual authority to act on behalf of the Holder (notwithstanding any requirements under the Uniform Commercial Code. For the avoidance of doubt the provisions of Sections 5.3 and 5.8 shall apply to the matters arising from the use of the DRS. The parties agree that the Depositary's reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE III
CERTAIN OBLIGATIONS OF HOLDERS

Section 3.1                      Information.

Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof as to citizenship, residence, exchange control approval, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws and regulations, all applicable provisions of or governing Deposited Securities, and the terms of this Deposit Agreement, or other information, and to execute and deliver to the Depositary or the Custodian such certificates, including such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian. The Depositary may withhold the delivery or registration of transfer of any Receipt or any distribution on any Deposited Securities represented by the American Depositary Shares evidenced by such Receipt until the foregoing is accomplished to the Company’s and the Depositary’s satisfaction.

Notwithstanding anything to the contrary set forth in the Deposit Agreement, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any Receipt or Receipts or otherwise related hereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.  The Depositary will give the Company prompt written notice of the receipt of any such demand or request for information about the Company and its dealings with the Depositary so that, if the Company so elects, the Company may seek an appropriate protective order or other remedy protecting such information from disclosure.

Section 3.2                      Liability of Holder for Taxes.

If any tax or other governmental charge, including any interest or penalties thereon, shall become payable by or on behalf of the Custodian, the Depositary or the nominee of either of them with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, such tax or other governmental charge shall be payable by the Holder in whose name such Receipt is registered at the time such tax or other governmental charge is incurred, who shall pay the amount thereof to the Depositary; provided that to the extent that any United Kingdom stamp duty, stamp duty reserve tax or other similar United Kingdom governmental charge (or any interest or penalties thereon) (each, a "Relevant Duty") arises in connection with (a) the deposit of Shares, whether in registered form or in the form of share warrants to bearer (the "Exchange Shares"), in connection with (i) the exchange of Receipts for common stock without par value ("Amoco Shares") of Amoco Corporation pursuant to the Agreement and Plan of Merger dated as of August 11, 1998, as amended as of October 22, 1998 (the "Merger Agreement"), by and among The British Petroleum Company p.l.c., Amoco Corporation and Eagle Holdings, Inc., or (ii) the issue of Receipts upon the exercise of employee stock options over Amoco Shares outstanding as of the Effective Date (as defined in the Merger Agreement), into the facility created by this Deposit Agreement, including but not limited to the agreement to transfer, the transfer and the delivery of Exchange Shares, whether in registered form or in the form of share warrants to bearer, to the Depositary, the Custodian or the nominee of either of them and any issue of American Depositary Shares by the Depositary in respect thereof or (b) the holding of Shares in the form of share warrants to bearer, the transfer of Receipts representing Shares in the form of share warrants to bearer or the exchange of Shares in the form of share warrants to bearer for Shares in registered form by the Depositary, the Custodian or the nominee of either of them, but only, in the case of this clause (b), to the extent that such Relevant Duty arises out of, or is imposed as a consequence of, the fact that Exchange Shares were deposited in the form of share warrants to bearer as referred to in clause (a), such Relevant Duty shall be payable by the Company and not by the Holder, and the Company shall be liable for such payment. In cases where this Section 3.2 requires a payment to be made to the Depositary by a Holder, the Depositary may refuse to effect any registration of transfer of such Receipt or any split-up or combination thereof or any withdrawal of such Deposited Securities until such payment is made, and may withhold or deduct from any distributions on such Deposited Securities or may sell for the account of the Holder thereof any part or all of such Deposited Securities (after attempting by reasonable means to notify such Holder prior to such sale), and may apply such cash or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder of such Receipt remaining liable for any deficiency.  Neither the Company, the Depositary nor any of their respective officers, directors, representatives or agents shall be liable for failure of a Holder to comply with applicable tax laws or governmental charges. Each Holder of a Receipt or an interest therein agrees to indemnify the Depositary, the Company, the Custodian and any of their respective officers, directors, representatives or agents against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rates of withholding at source or other tax benefits obtained.

Section 3.3                      Warranties on Deposit of Shares.

Every person depositing Shares under the Deposit Agreement represents and warrants that (a) such Shares and the certificates therefor are duly authorized, validly issued and outstanding, fully paid, nonassessable and legally obtained by such person (b) all pre-emptive and comparable rights, if any, with respect to such Shares have been validly waived or exercised, (c) that the person making such deposit is duly authorized so to do, (d) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and that such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 ("Restricted Securities") unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. To the extent the person depositing Shares is an "affiliate" of the Company as such term is defined in Rule 144, the person also represents and warrants that upon the sale of the American Depositary Shares, all of the provisions of Rule 144 which enable the Shares to be freely sold (in the form of American Depositary Shares) will be fully complied with and, as a result thereof, all of the ADSs issued in respect of such Shares will not be on the sale thereof, Restricted Securities.  Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares.

Section 3.4                      Disclosure of Interests.

Notwithstanding any other provision of this Deposit Agreement, each Holder agrees to comply with requests from the Company which are made under statutory provisions in the United Kingdom to provide information as to the capacity in which such Holder owns Receipts and regarding the identity of any other person interested in such Receipts and the nature of such interest and may, pursuant to such statutory provisions and any provisions of the constituent documents of the Company, forfeit the right to vote and to direct the voting of, and be prohibited from transferring, Receipts as to which compliance is not made, all as if such Receipts were to the extent practicable the Shares represented by the American Depositary Shares evidenced thereby, and the Depositary agrees to use its reasonable efforts to comply with any instructions received from the Company requesting that the Depositary take the reasonable actions specified therein to obtain such information.

ARTICLE IV
DEPOSITED SECURITIES

Section 4.1                      Cash Distributions.

Whenever the Company shall make any cash dividend or other cash distribution on Deposited Securities available in U.S. dollars and it is possible, whether by election or other action, for the Depositary to receive that dividend or distribution in U.S. dollars, the Depositary shall take any action to enable it to receive such dividend or distribution in U.S. dollars.  In respect of any other cash dividend or cash distribution by the Company on any Deposited Securities, whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall, after any necessary conversion of such distribution into U.S. dollars pursuant to Section 4.5 and after fixing a record date in respect thereof pursuant to Section 4.6, subject to this Deposit Agreement, distribute as promptly as reasonably practicable the amount thus received, by checks drawn on or electronic transfers from a bank in the United States, to the Holders of record on such record date of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of such Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) required to be withheld by the Company, the Custodian or the Depositary from any such distribution on account of taxes, or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars pursuant to Section 4.5, provided that if the Company shall announce any cash dividend on Deposited Securities in U.S. dollars, the Company shall cause the amount of U.S. dollars paid to the Depositary to be such that, subject to (i) above, the amount paid in respect of each Deposited Security hereunder is equal to the amount of the cash dividend per Share as so announced. The Depositary shall distribute only such amount as can be distributed without distributing to any Holder a fraction of one cent. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices.

Section 4.2                      Share Distributions; Elective Distributions.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may or shall, if the Company shall so request, subject to this Deposit Agreement, distribute to the Holders on a record date fixed pursuant to Section 4.6, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities.

Whenever the Company shall declare a dividend to be payable at the election of the holders of Shares in cash or in additional Shares (each an "Elective Distribution"), the Company and the Depositary agree to consult with each other to determine if it is reasonably practicable to extend such  Elective Distribution to  Holders and on the terms and procedures thereof.  In connection with each Elective Distribution, the Company shall furnish an opinion of U.S. counsel to the Company, which counsel and opinion shall be reasonably acceptable to the Depositary, to the effect that the Company may make the Elective Distribution available to Holders and the Depositary may extend such Elective Distribution to Holders in each case without registration under the Securities Act of 1933 of the Shares issued pursuant to such Elective Distribution, or, if such opinion has been previously furnished, a letter from such counsel stating that the opinion previously provided may be relied upon by the Depositary as if such opinion were dated and delivered to the Depositary as of the date of such letter.  If the Company and the Depositary have agreed that it is reasonably practicable to extend the Elective Distribution to Holders and on the terms and procedures thereof, the Depositary shall, if the Company shall request in writing, make such Elective Distribution available to Holders on the terms and following such procedures as agreed with the Company. If an Elective Distribution is not extended to Holders, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (x) cash upon the terms described in Section 4.1 or (y) additional American Depositary Shares representing such additional Shares upon the terms described in the first paragraph of this Section 4.2.  If an Elective Distribution is extended to Holders, the Depositary shall establish a record date in the manner described in Section 4.6 hereof and inform Holders of the procedures necessary to permit them to participate in such Elective Distribution.  Unless otherwise agreed in writing by the Company and the Depositary, to the extent a Holder shall make an election with respect to an Elective Distribution, such election shall remain in full force and effect until such time as a notice revoking such election is received from such Holder (in which case the Holder will be treated as having elected to receive the default consideration) or a further election is received from such Holder or the Depositary notifies such Holder that the election previously received from such Holder ceases to be valid for further Elective Distributions.  The Company shall assist the Depositary in establishing such procedures to the extent reasonably necessary.  Subject to Section 5.9 hereof, if a Holder elects to receive the proposed dividend (x) in cash, the dividend shall be distributed upon the terms described in Section 4.1, or (y) in American Depositary Shares, the dividend shall be distributed upon the terms described in the first paragraph of this Section 4.2.

Section 4.3                      Rights Distributions.

If the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall have discretion after consultation with the Company as to the procedure to be followed in making such rights available to the Holders or in disposing of such rights and distributing the net proceeds thereof as in the case of a distribution received in cash pursuant to Section 4.1; provided that the Depositary shall, if requested by the Company, subject to this Deposit Agreement take action as follows: (a) if at the time of the offering of any such rights the Depositary, after consultation with the Company, determines that it is lawful and feasible to make such rights available to Holders by means of warrants or otherwise, the Depositary shall distribute such warrants or other instruments therefor in such form as it may determine to the Holders on a record date fixed pursuant to Section 4.6 of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or (b) if at the time of any such offering of any such rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of such sales for account of the Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1. The Depositary will not offer such rights to Holders having an address in the United States, unless the Company furnishes to the Depositary (i) evidence that a registration statement under the Securities Act of 1933 covering such offering is in effect or (ii) an opinion of counsel for the Company in the United States satisfactory to the Depositary (which counsel may be an employee of the Company or an affiliate of the Company) to the effect that such offering does not require registration under the Securities Act of 1933.

Section 4.4                      Other Distributions.

Whenever the Depositary or the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, subject to this Deposit Agreement, the Depositary shall cause securities or property to be distributed to the Holders on a record date fixed pursuant to Section 4.6, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any tax withholding or securities laws requirement) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution by the Depositary to the Holders of the net proceeds of any such sale as in the case of a distribution received in cash pursuant to Section 4.1.

Section 4.5                      Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive foreign currency, as a cash dividend or other distribution or as the net proceeds from the sale of securities, property or rights, which, in the judgment of the Depositary can then be converted on a reasonable basis into U.S. dollars which can then be transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may reasonably determine, such foreign currency into U.S. dollars and shall thereafter transfer the resulting U.S. dollars (net of its charges and expenses in effecting such conversion) to the United States. Such U.S. dollars shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments that entitle the holders thereof to such U.S. dollars, then to the holders of such warrants or instruments, as applicable, upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions or otherwise. If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable. If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license of any governmental authority or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable at a reasonable cost or within a reasonable period, the Depositary shall in its discretion, but subject to applicable laws and regulations, either distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to, or hold such foreign currency (uninvested and without liability for interest thereon) for the respective accounts of, the Holders entitled to receive the same. If any such conversion of foreign currency, in whole or in part, can be effected for distribution to some but not all of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance (uninvested and without liability for interest thereon) for the respective accounts of, the Holders entitled thereto for whom such conversion and distribution is not practicable.

Section 4.6                      Fixing of Record Date.

Whenever any distribution is being made upon any Deposited Securities or any meeting of holders of Shares or other Deposited Securities is being held or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall, after consultation with the Company, fix a record date for the determination of the Holders who shall be entitled to receive such distribution or the net proceeds of the sale thereof, to vote or to give instructions for the exercise of voting rights at any such meeting, to receive such notice or solicitation or to act in respect of such other matter which shall, to the extent practicable, be the same record date as that fixed by the Company for the Deposited Securities. Subject to this Deposit Agreement, only such Holders at the close of business on such record date shall be entitled to receive any such distribution or proceeds, to vote or to give such voting instructions, to receive such notice or solicitation or to act in respect of any such other matter.

Section 4.7                      Voting of Deposited Securities.

The Depositary or, if the Deposited Securities are registered in the name of or held by its nominee, its nominee, subject to and in accordance with the constituent documents of the Company hereby irrevocably appoints each Holder for the time being on the record date (the "Voting Record Date") fixed by the Depositary in accordance with Section 4.6 in respect of any meeting (at which holders of Deposited Securities are entitled to vote) as its proxy to attend, vote and speak at the relevant meeting (or any adjournment thereof) in respect of the Deposited Securities represented by the Receipt held by such Holder on the Voting Record Date. In respect of any such meeting each such Holder can appoint any person as its substitute proxy to attend, vote and speak on behalf of the Holder subject to and in accordance with the provisions of this Section and the constituent documents of the Company. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall, in accordance with Section 4.6, fix the Voting Record Date in respect of such meeting or solicitation. The Depositary or, if the Company so determines, the Company, shall distribute by mail, or such other means and manner as may be mutually agreed between the Depositary and the Company, to Holders of record on such Voting Record Date: (a) such information as is contained in such notice of meeting or in the solicitation materials, (b) a Receipt proxy card in a form prepared by the Depositary, after consultation with the Company, (c) a statement that each Holder at the close of business on the Voting Record Date will be entitled, subject to any applicable law, the Company’s constituent documents and the provisions of or governing the Deposited Securities, either (i) to use such Receipt proxy card in order to attend, vote and speak at such meeting as the proxy of the Depositary or its nominee solely with respect to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by such Holder’s Receipts or (ii) to appoint any other person as the substitute proxy of such Holder, solely with respect to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by such Holder’s Receipts or (iii) to renounce the proxy initially provided by the Depositary or its nominee to such Holder or such Holder's substitute proxy and to provide Voting Instructions to the Depositary as to the exercise of the voting rights pertaining to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by their respective Receipts, and (d) if the Depositary is to be given Voting Instructions by such Holder, a brief statement as to the manner in which Voting Instructions may be given to the Depositary. Upon the written request of a Holder of record on the Voting Record Date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Company’s constituent documents and the provisions of the Deposited Securities, to vote or cause to be voted the Deposited Securities in accordance with the instructions set forth in such request. Notwithstanding anything contained herein this Section 4.7 to the contrary, Holders and their substitute proxy (other than the Depositary) shall only be permitted to attend, vote and speak at meetings at which holders of Deposited Securities are entitled to vote as the proxy of the Depositary or its nominee with respect to the whole number of Shares represented by the American Depositary Shares evidenced by Receipts held by such Holders on the record date set by the Depositary in accordance with Section 4.6 hereof.

If, notwithstanding the above, an attempt is made to appoint the Depositary or its nominee as proxy in respect of Deposited Securities which are either registered in the Depositary’s or its nominee’s own name or else are in the form of a share warrant to bearer held by the Depositary or its nominee, and the Depositary or its nominee cannot under English law act as proxy in respect of such Deposited Securities, then in order to give effect to the instructions contained in such a nomination, the Depositary or its nominee shall execute those instructions, or cause those instructions to be executed, in its capacity as registered owner of such Deposited Securities that are in registered form or in its capacity as holder of a share warrant to bearer in the case of Deposited Securities in that form.

For the avoidance of doubt, when the Depositary receives Voting Instructions from a substitute proxy of a Holder (including, without limitation, instructions from ADP Inc. or any other entity acting on behalf of participants and/or customers of participants within The Depository Trust Company) or their agents, and such registered Holder has notified the Depositary that it holds Receipts on behalf of such substitute proxies, the Depositary shall treat such Voting Instructions as coming from an entity that holds Receipts on behalf of such substitute proxies and the Depositary shall vote or cause to be voted the Deposited Securities in accordance with such instructions.

Neither the Depositary nor the Custodian shall exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote the Shares or other Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such Voting Instructions from Holders given in accordance with this Section 4.7. Shares or other Deposited Securities represented by American Depositary Shares for which no specific Voting Instructions are received by the Depositary from the Holder shall not be voted by the Depositary but may be directly voted by Holders in attendance at meetings of shareholders as proxy for the Depositary or its nominee, subject to, and in accordance with, the provisions of this Section and the Company’s constituent documents.

Section 4.8                      Changes Affecting Deposited Securities.

Upon any change in par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary or the Custodian in exchange for, or in conversion, replacement, or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under this Deposit Agreement, and the Receipts shall thenceforth evidence American Depositary Shares representing the right to receive the Deposited Securities including the securities so received to the extent additional Receipts are not delivered pursuant to the following sentence. In any such case the Depositary may with the Company’s approval, and shall if the Company shall so request, subject to this Deposit Agreement, execute and deliver additional Receipts as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.

Section 4.9                      Withholding.

In connection with any distribution to Holders, the Company will withhold from such distribution and remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Company; and the Depositary and the Custodian will withhold from such distribution and remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. The Depositary will forward to the Company such information from its records as the Company may reasonably request to enable the Company to file necessary reports with governmental authorities or agencies. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner, as the Depositary reasonably deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto as in the case of a distribution pursuant to Section 4.1, 4.2, 4.3 or 4.4.

           Section 4.10                      Actions by Holders.

The Depositary shall cause its nominee, Guaranty Nominees Limited, or a successor nominee, in its capacity as a member of the Company in respect of the Shares and other Deposited Securities, from time to time, to take such limited actions as may be reasonably requested in writing by a Holder, to the extent practicable and subject to any applicable law, regulation, stock exchange requirement or the constituent documents of the Company, solely to enable such Holder to exercise those rights to which Guaranty Nominees Limited or such successor nominee is entitled by virtue of being a member of the Company in respect of the Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Holder’s Receipts; provided, however, that with respect to rights other than as set forth in Section 4.7, Guaranty Nominees Limited or such successor nominee shall take such action only to the extent that (a) it has been fully indemnified to its reasonable satisfaction by the Holder against any and all loss, liability, or expense which it shall suffer or reasonably incur, (b) such Holder has provided and will continue to provide as reasonably requested from time to time security in the form of a bond or otherwise in relation to such action reasonably satisfactory to the Depositary, and (c) any legal proceeding or similar action brought on behalf of such Holder pursuant to the exercise of such rights shall be brought in the name of Guaranty Nominees Limited or a successor nominee and not in the name of the Depositary and shall state that Guaranty Nominees Limited or such successor nominee is involved solely for the purpose of enabling the Holder to establish a right of action and for no other purpose and that Guaranty Nominees Limited or such successor nominee has no other interest in such matter. Any exercise of such rights or powers shall be for the sole benefit of, and at the cost and expense of, such Holder.

ARTICLE V
THE DEPOSITARY AND THE COMPANY

Section 5.1	Maintenance of Depositary’s Office and Receipt Register; Certain Agents of the Depositary; Lists of Holders.

(a)
Depositary’s Office.  The Depositary or its agent shall maintain facilities in the United States for the execution and delivery, registration, registration of transfer, combination and split-up of Receipts and the withdrawal of Deposited Securities all in accordance with the provisions of this Deposit Agreement.

(b)
The Receipt Register.  The Depositary or its agent shall keep at facilities in the United States, a Receipt register for the registration of Receipts and transfers of Receipts that at all reasonable times shall be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.  The Depositary, upon request by the Company, shall make available access to the Receipt register at an office in the Borough of Manhattan, The City of New York.

(c)
Receipt Registrars and Co-Transfer Agents.  If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary or its agent shall act as Receipt registrar or, upon the written request or with the written approval of the Company, appoint a Receipt registrar or one or more co-registrars to register Receipts and transfers, combinations and split-ups of Receipts and to countersign Receipts in accordance with any requirements of such exchange or exchanges and with the terms of any such appointment. Such Receipt registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the written request or with the written approval of the Company. The Depositary, upon the written request or with the written approval of the Company, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary upon the written request or with the written approval of the Company. Each Receipt registrar, co-registrar or co-transfer agent appointed under this Section 5.1 (other than the Depositary or an affiliate thereof) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

(d)
Lists of Holders.  At the expense of the Company, the Company shall have the right to inspect transfer and registration records of the Depositary or its agent, take copies thereof and require the Depositary or its agent, the Receipt registrar and any co-transfer agents or co-registrars to supply copies of such portions of such records as the Company may request. The Depositary or its agent shall furnish to the Company promptly upon the written request of the Company, a list of the names, addresses and holdings of American Depositary Shares by all Holders as of a recent date within seven days of the date of such request.

(e)
Depositary’s Agent.  The Depositary may perform its obligations under this Section 5.1 through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed.

Section 5.2                      Prevention or Delay in Performance.

Neither the Depositary, its agents nor the Company shall incur any liability if, by reason of any present or future law, rule, regulation, fiat, order or decree of the United  States, the United Kingdom or any other country or of any  government or governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company's constituent documents,  any act of God, war, terrorism, nationalization or other circumstances beyond its control, the Depositary, its agents or the Company shall be prevented, delayed or forbidden from, or subjected to any civil or criminal penalty in connection with, any act or thing which by the terms of this Deposit Agreement  it is provided shall be done or performed; nor shall the Depositary, its agents or the Company incur any liability to any Holder or other person by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing that by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.(including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable).

Section 5.3                      Obligations Limited.

Each of the Company, Depositary and their respective agents assume no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by each of them to perform in this Deposit Agreement without negligence or bad faith. Without limitation of the preceding sentence, none of the Depositary, the Company or their respective agents shall be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or the Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense  and liability be furnished as often as may be required, or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. Each of the Depositary, the Company and their respective agents may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.  The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system.  The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A.  The Depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.  Further, the Depositary and its agents disclaim to the maximum extent permitted by law any and all liability for the price received in connection with any sale of securities or the timing thereof.   The Depositary shall be under no obligation to inform Holders or any other holders of an interest in an American Depositary Share about the requirements of English law, rules or regulations or any changes therein or thereto.

The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast by the Depositary to the extent the Depositary has received voting instructions as provided in the Deposit Agreement with respect to any of the Deposited Securities (provided that such manner or failure to vote was without gross negligence or willful misconduct), or for the effect of any such vote. The Depositary may rely upon instructions from the Company or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. Notwithstanding anything to the contrary set forth in the Deposit Agreement or a Receipt, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any Receipt or Receipts or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.   None of the Depositary, the Custodian or the Company shall be liable for the failure by any Holder or beneficial owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or beneficial owner's income tax liability. The Depositary and the Company shall not incur any liability for any tax consequences that may be incurred by Holders and beneficial owners on account of their ownership of the Receipts or American Depositary Shares. The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence while it acted as Depositary.   Neither the Company, the Depositary nor any of their respective agents shall be liable to Holders or beneficial owners of interests in American Depositary Shares for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

Section 5.4                      Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company or be removed as Depositary by the Company by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as hereinafter provided. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, and such predecessor shall thereupon duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders. Any such successor depositary shall promptly mail notice of its appointment to the Holders. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Section 5.5                      The Custodian.

The Depositary, upon the written request or with the written approval of the Company, may from time to time appoint one or more agents to act for it as Custodian hereunder. Each Custodian so appointed (other than the Depositary or an affiliate thereof) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms hereof. Any Custodian in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged. Any Custodian ceasing to act hereunder as Custodian shall deliver all Deposited Securities held by it to a Custodian continuing to act upon the instruction of the Depositary. The Depositary shall give notice in writing to all Holders of the name and location of the appointment of any Custodian not named in the Receipts. Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of any Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to the Custodian full and complete power and authority as agent hereunder of such successor depositary. Notwithstanding anything to the contrary contained in the Deposit Agreement (including the Receipts), subject to the penultimate sentence of Section 5.3 hereof, the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of any Custodian other than JPMorgan Chase Bank, N.A. except to the extent that the Custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located. To the extent the Custodian is JPMorgan Chase Bank, N.A. the Depositary shall be responsible for the acts and omissions to act on the part of the Custodian as if the Depositary were acting as Custodian hereunder.

Section 5.6                      Notices and Reports to Holders.

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, the Company shall transmit to the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities. The Depositary will, at the Company’s expense, arrange for the prompt transmittal by the Custodian to the Depositary of such notices and of any reports and other communications that are made generally available by the Company to holders of its Shares or other Deposited Securities and arrange for the transmittal, at the Company’s expense, of copies thereof to all Holders or, at the request of the Company, make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities, or on such other basis as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement. The Company has delivered to the Depositary and the Custodian a copy of the provisions of or governing the Shares and any other Deposited Securities issued by the Company or any affiliate of the Company, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such provisions as so amended or changed. The Depositary may rely upon such copy for all purposes of this Agreement. The Depositary will, at the expense of the Company, make such copy and such notices, reports and other communications available for inspection by Holders at the Depositary’s Office, at the office of the Custodian and at any other designated transfer offices.

Section 5.7                      Issuance of Additional Shares, etc.

Neither the Company nor any company controlling, controlled by or under common control with the Company shall issue or distribute additional Shares, rights to subscribe for Shares, securities convertible into or exchangeable for Shares, or rights to subscribe for any such securities or shall deposit any Shares under this Deposit Agreement, except under circumstances complying in all respects with the Securities Act of 1933. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with securities laws in the United States.

Section 5.8                      Indemnification.

The Company shall indemnify, defend and save harmless the Depositary, the Custodian and their respective agents (the "indemnified persons") against any loss, liability or expense (including reasonable fees and expenses of counsel) that may arise (a) out of acts performed or omitted in connection with this Deposit Agreement and the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by such indemnified person, except to the extent such loss, liability or expense is due to negligence or willful misconduct of such indemnified person, or (ii) by the Company or any of its agents (other than the indemnified persons), or (b) out of or in connection with any offer or sale of Receipts, American Depositary Shares, Shares or other Deposited Securities or any registration statement under the Securities Act of 1933 in respect thereof, except to the extent such loss, liability or expense arises out of information (or omissions from such information) relating to such indemnified person, furnished in writing by the Depositary to the Company expressly for use in a registration statement under the Securities Act of 1933 and so used without any substantive revision from the information provided by the Depositary.

Except as provided in the next succeeding paragraph, the Depositary shall indemnify, defend and save harmless the Company against any direct loss, liability or expense incurred by the Company in connection with this Deposit Agreement and the Receipts due to the negligence or willful misconduct of the Depositary or its agents acting in their capacities as such hereunder on behalf of the Depositary.

Notwithstanding any other provision of this Deposit Agreement or the Receipts to the contrary, neither the Company nor the Depositary, nor any of their agents, shall be liable to the other for any indirect, special, punitive or consequential damages (collectively "Special Damages") except: (i) to the extent such Special Damages arise from the gross negligence or willful misconduct of the party from whom indemnification is sought; or (ii) to the extent Special Damages arise from or out of a claim brought by a third party (including, without limitation, Holders) against the Depositary or its agents, except to the extent such Special Damages arise out of the gross negligence or willful misconduct of the party seeking indemnification hereunder.

The obligations set forth in this Section 5.8 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

Any person seeking indemnification hereunder shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person actually becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights to seek indemnification under this Section 5.8) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the written consent of the indemnifying person, which consent shall not be unreasonably withheld or delayed.

Section 5.9                      Charges of Depositary.

The Company agrees to pay all reasonable charges and out-of-pocket expenses of the Depositary and those of any Receipt registrar, co-transfer agent, and co-registrar and any other agent of the Depositary appointed under this Deposit Agreement (except those of the Custodian which are for the sole account of the Depositary, except as provided in Section 5.8) that are shown in paragraph 8 of the form of Receipt, which is hereby incorporated herein, to be payable by the Company, notwithstanding the termination of this Deposit Agreement or the succession or substitution of any such person. Any other charges and expenses of the Depositary and its agents hereunder not otherwise provided for herein will be paid by the Company after consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. Except as may be otherwise agreed between the Company and the Depositary, the Company shall not pay or be liable for (1) the expenses of the Depositary for the execution and delivery of Receipts pursuant to Section 2.3, transfers of Receipts pursuant to Section 2.4, the surrender of Receipts pursuant to Section 2.5, and the making of distributions pursuant to Section 4.1, (2) the items mentioned in paragraph 8 of the form of Receipt as not being payable by the Company and (3) overhead expenses and any other expenses (including, without limitation, salaries and benefits to employees) incident to the administration in the ordinary course of this Deposit Agreement.

The Depositary anticipates making contributions to the Company in connection with the American Depositary Receipt program upon such terms and conditions as the Company and the Depositary may agree from time to time.  The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the American Depositary Receipt program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

Section 5.10                      Statutory Reports.

The Depositary shall make available for inspection by Holders at the Depositary’s Office, at the office of the Custodian and at any other designated transfer offices any reports and communications received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either as the holder of Deposited Securities and (b) made generally available to the holders of Deposited Securities by the Company. In connection with any registration statement relating to the Receipts, the Company and the Depositary shall each furnish to the other and to the Commission such information as shall be required to make such filings.

Section 5.11                      Available Information to the Commission.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 applicable to  foreign  private  issuers  and,  in  accordance therewith,  files  reports  and  other information with the Commission.

ARTICLE VI
AMENDMENT AND TERMINATION

Section 6.1                      Amendment.

The Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Holders in any respect. Any amendment that shall impose or increase any fees or charges (other than the fees and charges referred to in clauses (a) through (d) in Exhibit B hereto) or that shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Holders. Every Holder at the expiration of 30 days after such notice shall be deemed by holding such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.  Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders.  Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of Receipt to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipts at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

Section 6.2                      Termination.

The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by giving notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate this Deposit Agreement, upon the notice set forth in the preceding sentence of this Section 6.2, at any time after 90 days after the Depositary shall have delivered to the Company its written resignation, provided that no successor depositary shall have been appointed and accepted its appointment as provided in Section 5.4 before the end of such 90 days. After the date so fixed for termination, the Depositary and its agents shall perform no further acts under this Deposit Agreement, except to advise Holders of such termination, to receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash as provided in this Deposit Agreement) and to deliver Deposited Securities in exchange for Receipts surrendered to the Depositary. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (so long as it may lawfully do so) hold in a segregated account the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, in trust for the pro rata benefit of the Holders of Receipts that have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Receipts and this Deposit Agreement, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary and its agents under Sections 5.8 and 5.9.

ARTICLE VII
MISCELLANEOUS

Section 7.1                      Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Holder during business hours.

Section 7.2                      No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the Company, the Depositary, the Custodian and, to the extent contemplated hereby, the Holders, and their respective successors hereunder, and shall not give any legal or equitable right, remedy or claim whatsoever to any other person.

Section 7.3                      Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4                      Holders Parties; Binding Effect.

The Holders and owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

Section 7.5                      Notices

(a)	To the Company

Any and all notices to be given to the Company shall be duly given if sent by mail, or by cable, telex, electronic or facsimile transmission, addressed to BP p.l.c., 1 St. James’s Square, London SW1Y 4PD, England, Attention: Company Secretary, or any other address which the Company may specify in writing to the Depositary.

(b)	To the Depositary

Any and all notices to be given to the Depositary shall be duly given if sent by mail, or by cable, telex, electronic or facsimile transmission, addressed to JPMorgan Chase Bank, N.A., 1 Chase Manhattan Plaza, 58th Floor, New York, New York 10005, Attention: ADR Department, which is the location of the Depositary’s Office on the date of this Deposit Agreement, or any other address which the Depositary may specify in writing to the Company.

(c)	To the Holders

Any and all notices to be given to any Holder shall be duly given if sent by mail, or by cable, telex, electronic or facsimile transmission, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

(d)	General

Notice given as aforesaid, (i) to the Company or the Depositary, shall be deemed to be effected when received, and (ii) to a Holder by mail or by cable, telex, electronic or facsimile transmission, shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex, electronic or facsimile transmission) is deposited in a post-office letter box. The Depositary or the Company may act upon any cable, telex, electronic or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex, electronic or facsimile transmission shall not subsequently be confirmed as aforesaid.

Section 7.6                      Governing Law, Jurisdiction etc.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

The Company irrevocably agrees that any legal suit, action or proceeding against the Company brought by the Depositary or any Holder, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may be instituted in any state or federal court in New York, New York, and irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company also irrevocably agrees that any legal suit, action or proceeding against the Depositary brought by the Company, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York. The Company has appointed C T Corporation System, 111 Eighth Avenue, New York, New York 10011, as its authorized agent (the "Authorized Agent") upon which process may be served in any such action arising out of or based on this Deposit Agreement or the transactions contemplated hereby which may be instituted in any state or federal court in New York, New York by the Depositary or any Holder, and waives any other requirements of or objections to personal jurisdiction with respect thereto.  The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Authorized Agent (whether or not the appointment of such Authorized Agent shall for any reason prove to be ineffective or such Authorized Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 16(b) hereof. The Company agrees that the failure of the Authorized Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.  If, for any reason, the Authorized Agent named above or its successor shall no longer serve as agent of the Company to receive service of process in New York, the Company shall promptly appoint a successor that is a legal entity with offices in New York, New York, so as to serve and will promptly advise the Depositary thereof.  In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.   Notwithstanding the foregoing, any action based on this Deposit Agreement may be instituted by the Depositary in any competent court in the United Kingdom and/or the United States.

By holding an American Depositary Share or an interest therein, Holders and owners of American Depositary Shares each irrevocably agree, to the fullest extent permitted by applicable law, that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York, and by holding an American Depositary Share or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter be entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

EACH PARTY TO THIS DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN RECEIPTS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THIS DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

IN WITNESS WHEREOF, BP p.l.c. and JPMorgan Chase Bank N.A. have duly executed this Amended and Restated Deposit Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

BP p.l.c.

By:
Name:	David Jackson
Title:	Company Secretary

JPMorgan Chase Bank N.A.

By:
Name: Joseph M. Leinhauser,
Title: Vice President

EXHIBIT A

TO DEPOSIT AGREEMENT

[FORM OF FACE OF RECEIPT]

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

ORDINARY SHARES

of

BP p.l.c.

(Organized under the laws of England and Wales)

No.

JPMorgan Chase Bank N.A., a national banking association organized under the laws of the United States, as depositary (the "Depositary"), hereby certifies that                          is the owner of American Depositary Shares, representing deposited Ordinary Shares of $0.25 each, including rights to receive such Ordinary Shares ("Shares"), of BP p.l.c., a corporation organized under the laws of England and Wales and its successors (the "Company"). At the date hereof, each American Depositary Share represents six (6) Shares deposited under the Deposit Agreement (hereinafter defined) with the Depositary or the Custodian. Capitalized terms used herein that are not defined herein shall have the meanings assigned to them in the Deposit Agreement.

(1)  The Deposit Agreement.  This American Depositary Receipt is one of the receipts executed and delivered (the "Receipts"), pursuant to the Second Amended and Restated Deposit Agreement dated as of December   , 2013 to the Amended and Restated  Deposit Agreement dated as of August 1, 2007, as amended (as amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary (and any of its successors) and all registered holders ("Holders") from time to time of Receipts, each of whom by accepting a Receipt becomes a party thereto, bound by all applicable terms and provisions thereof and hereof. The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any rights to receive Shares and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such securities, property and cash, collectively, the "Deposited Securities"). Copies of the Deposit Agreement and of the Company’s provisions of or governing Deposited Securities are on file at the Depositary’s Office, the office of the Custodian and at any other designated transfer office. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions thereof. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

(2)  Withdrawal of Deposited Securities.  Upon receipt at the Depositary’s Office or at such other offices as the Depositary may designate of a Holder’s written order directing the Depositary to cause the whole number of Deposited Securities represented by the American Depositary Shares evidenced by a Receipt to be withdrawn and delivered to or upon the written order of the person or persons designated in such order, and upon the surrender, if applicable, of such Receipt (properly endorsed in blank or accompanied by proper instruments of transfer in blank, to the extent required by the Depositary), the Depositary shall direct the Custodian to deliver without unreasonable delay, subject to this Deposit Agreement and to the provisions of or governing Deposited Securities, to or upon the written order of the person or persons designated in such order, the Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt, and the Custodian shall so deliver such whole number of Deposited Securities, at the office of the Custodian, except that the Depositary may, in its discretion, at the request, risk and expense of the Holder make delivery of such whole number of Deposited Securities without unreasonable delay to such person or persons at the Depositary’s Office or at any other place specified by the Holder in such order. Directions shall be given by letter or, at the request, risk and expense of the Holder, by cable, telex, electronic or facsimile transmission. Delivery of whole number of Deposited Securities may be made by the delivery of certificates, to the extent such Deposited Securities may be represented by certificates, which, if required by law, shall be properly endorsed or accompanied by properly executed instruments of transfer, and if such certificates may be so registered, registered in the name of such Holder, or as ordered by such Holder or properly endorsed or accompanied by proper instruments of transfer. Delivery of Deposited Securities consisting of Shares shall be made by delivery of Shares in registered form only.  Fractional Shares are not deliverable on the cancellation of American Depositary Shares.  To the extent the cancellation of American Depositary Shares would give rise to the delivery of a fractional Share, the Depositary will promptly advise such Holder of such and shall either deliver to such Holder a new Receipt in book entry form on the Direct Registration System evidencing such fractional American Depositary Share or arrange to sell such fractional Share and deliver the net proceeds from such sale (after deduction of the costs and expenses of such sale) to the Holder entitled thereto. Sales of fractional Shares by the Depositary will occur on a periodic basis established by the Depositary on a basis of no less than one sale per month.   Notwithstanding any provision of this Deposit Agreement or the Receipts, the Depositary may restrict withdrawals of Deposited Securities only for the reasons set forth in General Instruction I.A.(1) of Form F-6 under the Securities Act of 1933.

(3)  Transfers, Combinations and Split-ups.  Subject to paragraph 4, this Receipt is transferable on the register maintained by the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any designated transfer office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

(4)  Certain Limitations.  Prior to the issuance, execution, delivery, registration, registration of transfer, split-up or combination of this Receipt, the delivery of any distribution in respect hereof, or, subject to the last sentence of paragraph 2, the withdrawal of any Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, the Depositary, the Company or the Custodian may require: (a) payment of a sum sufficient to pay or reimburse it for payment of (i) any stock transfer or other tax or other governmental charge with respect thereto, other than Relevant Duties payable by the Company in accordance with paragraph 5, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph 8 of this Receipt; (b) the production of proof satisfactory to it of the identity and genuineness of any signature and of such other information (including without limitation information as to citizenship, residence, exchange control approval, or legal or beneficial ownership of any securities) as it may deem necessary or proper or as the Company may require; and (c) compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement. The delivery of Receipts against deposits of Shares may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split-up or combination or, subject to the last sentence of paragraph 2, the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the Receipt register or any register for Shares or other Deposited Securities is closed or any time or from time to time when any such action is deemed necessary or advisable by the Depositary or the Company. The Depositary will not issue Receipts against rights to receive Shares unless (x) such Receipts are fully collateralized (marked to market daily) with cash, U.S. government securities or such other collateral as the Depositary deems appropriate until such Shares are deposited, (y) the applicant for such Receipts represents and agrees in writing that such applicant or its customer (i) beneficially owns such Shares, (ii) assigns all beneficial right, title and interest to such Shares to the Depositary, (iii) holds such Shares for the account of the Depositary and (iv) will deliver such Shares upon the Depositary’s request (no evidence of ownership is required or time of delivery specified) and (z) all such Receipts which are outstanding at any time as a result of pre-release represent not more than 20%, or such other percentage as the Company may determine in its sole discretion, of the total number of Shares represented by American Depositary Receipts except to the extent, if any, that such limitation is exceeded as a result of the withdrawal of Deposited Securities subsequent to the execution and delivery of pre-released Receipts in compliance with such limitation. Such collateral, but not the earnings thereon, will be held for the benefit of the Holders. Any issue of pre-released Receipts shall also be subject to such further limitations as may be agreed between the Company and the Depositary from time to time. The Depositary may retain for its own account any compensation for the issuance of Receipts against such other rights to receive Shares, including without limitation earnings on the collateral securing such rights. Subject to the provisions of this paragraph 4 with respect to the issuance of Receipts against rights to receive Shares, neither the Depositary nor the Custodian shall lend Deposited Securities. The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company’s compliance with securities laws in the United States.

(5)  Liability of Holder for Taxes.  If any tax or other governmental charge, including any interest or penalties thereon, shall become payable by or on behalf of the Custodian, the Depositary or the nominee of either of them with respect to this Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, such tax or other governmental charge shall be payable by the Holder in whose name this Receipt is registered at the time such tax or other governmental charge is incurred, who shall pay the amount thereof to the Depositary; provided that to the extent that any United Kingdom stamp duty, stamp duty reserve tax or other similar United Kingdom governmental charge (or any interest or penalties thereon) (each, a "Relevant Duty") arises in connection with (a) the deposit of Shares, whether in registered form or in the form of share warrants to bearer (the "Exchange Shares"), in connection with (i) the exchange of Receipts for common stock without par value ("Amoco Shares") of Amoco Corporation pursuant to the Agreement and Plan of Merger dated as of August 11, 1998, as amended as of October 22, 1998 (the "Merger Agreement"), by and among The British Petroleum Company p.l.c., Amoco Corporation and Eagle Holdings, Inc., or (ii) the issue of Receipts upon the exercise of employee stock options over Amoco Shares outstanding as of the Effective Date (as defined in the Merger Agreement), into the facility created by the Deposit Agreement, including but not limited to the agreement to transfer, the transfer and the delivery of Exchange Shares, whether in registered form or in the form of share warrants to bearer, to the Depositary, the Custodian or the nominee of either of them and any issue of American Depositary Shares by the Depositary in respect thereof or (b) the holding of Shares in the form of share warrants to bearer, the transfer of Receipts representing Shares in the form of share warrants to bearer or the exchange of Shares in the form of share warrants to bearer for Shares in registered form by the Depositary, the Custodian or the nominee of either of them, but only, in the case of this clause (b), to the extent that such Relevant Duty arises out of, or is imposed as a consequence of, the fact that Exchange Shares were deposited in the form of share warrants to bearer as referred to in clause (a), such Relevant Duty shall be payable by the Company and not by the Holder, and the Company shall be liable for such payment. In cases where this paragraph 5 requires a payment to be made to the Depositary by a Holder, the Depositary may refuse to effect any registration of transfer of this Receipt or any split-up or combination hereof or any withdrawal of such Deposited Securities until such payment is made, and may withhold or deduct from any distributions on such Deposited Securities, or may sell for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such cash or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency. Neither the Company, the Depositary nor any of their respective officers, directors, representatives or agents will be liable for failure of a Holder to comply with applicable tax laws or governmental charges. Each Holder of a Receipt or an interest therein agrees to indemnify the Depositary, the Company, the Custodian and any of their respective officers, directors, representatives or agents against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rates of withholding at source or other tax benefits obtained.

(6)  Warranties by Depositor.  Every person depositing Shares under the Deposit Agreement represents and warrants that (a) such Shares and the certificates therefor are duly authorized, validly issued and outstanding, fully paid, nonassessable and legally obtained by such person (b) all pre-emptive and comparable rights, if any, with respect to such Shares have been validly waived or exercised, (c) that the person making such deposit is duly authorized so to do, (d) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and that such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 ("Restricted Securities") unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. To the extent the person depositing Shares is an "affiliate" of the Company as such term is defined in Rule 144, the person also represents and warrants that upon the sale of the American Depositary Shares, all of the provisions of Rule 144 which enable the Shares to be freely sold (in the form of American Depositary Shares) will be fully complied with and, as a result thereof, all of the ADSs issued in respect of such Shares will not be on the sale thereof, Restricted Securities.  Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares.

(7)  Disclosure of Interests.  Notwithstanding any other provision of the Deposit Agreement or this Receipt, the Holder hereof agrees to comply with requests from the Company which are made under statutory provisions in the United Kingdom to provide information as to the capacity in which such Holder owns this Receipt and regarding the identity of any other person interested in this Receipt and the nature of such interest and may, pursuant to such statutory provisions and any provisions of the constituent documents of the Company, forfeit the right to vote and to direct the voting of, and be prohibited from transferring, this Receipt if compliance is not made, all as if this Receipt were to the extent practicable the Shares represented hereby, and the Depositary agrees to use its reasonable efforts to comply with any instructions received from the Company requesting that the Depositary take the reasonable actions specified therein to obtain such information.

(8)  Charges of Depositary.  The Depositary may charge, and collect from, (i) each person to whom American Depositary Shares are issued, including, without limitation, issuances against deposits of Shares, issuances pursuant to Article IV of the Deposit Agreement, issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the American Depositary Shares or the Deposited Securities, and (ii) each person surrendering American Depositary Shares for withdrawal of Deposited Securities or whose American Depositary Shares are cancelled or reduced for any other reason, U.S.$5.00 for each 100 American Depositary Shares (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of any transactions contemplated by Article IV of the Deposit Agreement prior to such deposit to pay such charge. The following additional charges may be charged to  Holders,  any party depositing or withdrawing Shares or  any party surrendering American Depositary Shares, to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or the Deposited Securities or a distribution of American Depositary Shares pursuant to Article IV of the Deposit Agreement), whichever is applicable (i) a fee of U.S.$0.05 or less per American Depositary Share for any cash distribution made pursuant to the Deposit Agreement, (ii) a fee of U.S.$1.50 per American Depositary Receipt or Receipts for transfers made pursuant to Section 2.4 of the Deposit Agreement, (iii) a fee for the distribution or sale of securities pursuant to Article IV of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this paragraph 8 treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, and (iv) a fee for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian and expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions). The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, Receipts or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement), and (iv) in connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. shall deduct out of such foreign currency the fees and expenses charged by it and/or its agent (which may be a division, branch or affiliate) so appointed  in connection with such conversion. Such charges may at any time and from time to time be changed by and/or subject to agreement between the Company and the Depositary.  The provisions in respect of these charges may be changed in the manner indicated in paragraph 21.

The Depositary anticipates making contributions to the Company in connection with the American Depositary Receipt program upon such terms and conditions as the Company and the Depositary may agree from time to time.  The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the American Depositary Receipt program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

(9)  Title to Receipts.  Title to this Receipt (and to the Deposited Securities represented by the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by properly executed instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the register maintained by the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

(10)  Validity of Receipt.  This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

(11)  Available Information.  The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 applicable to  foreign  private  issuers  and accordingly files certain reports with the Securities and Exchange Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission and located at the date of the Deposit Agreement at 100 F Street, NE, Room 1580, Washington, D.C. 20549.

Dated:
JPMorgan Chase Bank N.A., as Depositary
By:
Authorized Officer

The address of the Depositary’s Office is 1 Chase Manhattan Plaza, Floor 58, New York, New York, 10005-1401, Attention: ADR Department

[FORM OF REVERSE OF RECEIPT]
SUMMARY OF CERTAIN ADDITIONAL PROVISIONS OF THE DEPOSIT AGREEMENT

(12)  Distributions Upon Deposited Securities.  Whenever the Company shall make any cash dividend or other cash distribution on Deposited Securities available in U.S. dollars and it is possible, whether by election or other action, for the Depositary to receive that dividend or distribution in U.S. dollars, the Depositary shall take any action to enable it to receive such dividend or distribution in U.S. dollars. In respect of any other cash dividend or cash distribution by the Company on any Deposited Securities, whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall after any necessary conversion of such distribution into U.S. dollars and after fixing a record date in respect thereof, subject to the Deposit Agreement, distribute as promptly as reasonably practicable the amount thus received, by checks drawn on or electronic transfers from a bank in the United States, to the Holders of record on the record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of the Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) required to be withheld by the Company, the Custodian or the Depositary on account of taxes or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars, provided that if the Company shall announce any cash dividend on Deposited Securities in U.S. dollars, the Company shall cause the amount of U.S. dollars paid to the Depositary to be such that, subject to (i) above, the amount paid in respect of each Deposited Security hereunder is equal to the amount of the cash dividend per Share as so announced. The Depositary shall distribute only such amount as can be distributed without distributing to any Holder a fraction of one cent. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices. Cash distributions and cash proceeds from sales of non-cash distributions in foreign currency which, in the judgment of the Depositary can then be converted on a reasonable basis into U.S. dollars which can then be transferred to the United States, will, as promptly as practicable, be converted by sale or in such other manner as the Depositary may determine into U.S. dollars (net of the Depositary’s charges and expenses in effecting such conversion) before distribution to Holders. If in the reasonable judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into U.S. dollars transferable to the United States, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent reasonable and permissible to the Holders entitled thereto and may distribute the balance in foreign currency to the Holders entitled thereto or hold such balance or all such foreign currency for the Holders entitled thereto (uninvested and without liability for interest thereon).  If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may or shall, if the Company shall so request, subject to this Deposit Agreement, distribute to the Holders on a record date fixed pursuant to Section 4.6, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities.

Whenever the Company shall declare a dividend to be payable at the election of the holders of Shares in cash or in additional Shares (each an "Elective Distribution"), the Company and the Depositary agree to consult with each other to determine if it is reasonably practicable to extend such Elective Distribution to  Holders and on the terms and procedures thereof .  In connection with each Elective Distribution, the Company shall furnish an opinion of U.S. counsel to the Company, which counsel and opinion shall be reasonably acceptable to the Depositary, to the effect that the Company may make the Elective Distribution available to Holders and the Depositary may extend such Elective Distribution to Holders in each case without registration under the Securities Act of 1933 of the Shares issued pursuant to such Elective Distribution, or, if such opinion has been previously furnished, a letter from such counsel stating that the opinion previously provided may be relied upon by the Depositary as if such opinion were dated and delivered to the Depositary as of the date of such letter. If the Company and the Depositary have agreed that it is reasonably practicable to extend the Elective Distribution to Holders and on the terms and procedures thereof, the Depositary shall, if the Company shall request in writing, make such Elective Distribution available to Holders on the terms and following such procedures as agreed with the Company. If an Elective Distribution is not extended to Holders, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (x) cash upon the terms described above or (y) additional American Depositary Shares representing such additional Shares upon the terms described in the first paragraph of Section 4.2 of the Deposit Agreement.  Issuance fees owing to the Depositary pursuant to the terms hereof will be deducted from each electing Holder's dividend entitlement by adding such issuance fee to the reference price used in calculating the American Depositary Share entitlement of each Elective Distribution. If an Elective Distribution is extended to Holders, the Depositary shall establish a record date in the manner described in Section 4.6 of the Deposit Agreement and inform Holders of the procedures necessary to permit them to participate in such Elective Distribution.  Unless otherwise agreed in writing by the Company and the Depositary, to the extent a Holder shall make an election with respect to an Elective Distribution, such election shall remain in full force and effect until such time as a notice revoking such election is received from such Holder (in which case the Holder will be treated as having elected to receive the default consideration) or a further election is received from such Holder or the Depositary notifies such Holder that the election previously received from such Holder ceases to be valid for further Elective Distributions.  The Company shall assist the Depositary in establishing such procedures to the extent reasonably necessary.  Subject to Section 5.9 of the Deposit Agreement and paragraph 8 hereof, if a Holder elects to receive the proposed dividend (x) in cash, the dividend shall be distributed upon the terms described in Section 4.1 of the Deposit Agreement, or (y) in American Depositary Shares, the dividend shall be distributed upon the terms described in the first paragraph of this Section 4.2 of the Deposit Agreement.

If the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall have discretion, after consultation with the Company, as to the procedure to be followed in making such rights available to the Holders or in disposing of such rights and distributing the net proceeds thereof; provided that the Depositary will, if requested by the Company, subject to the Deposit Agreement either (y) make such rights available to Holders by means of warrants or otherwise, if lawful and feasible, or (z) if making such rights available is not lawful or not feasible, or if such rights or warrants are not exercised and appear to be about to lapse, sell such rights or warrants at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the Holders entitled thereto to the extent practicable as in the case of a distribution received in cash. The Depositary will distribute to Holders on the record date set by it therefor any distribution on Deposited Securities other than cash, Shares or rights in any manner that the Depositary deems equitable and practicable; provided that if in the opinion of the Depositary any distribution other than cash, Shares or rights upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any tax withholding or securities law requirement) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution by the Depositary of the net proceeds of any such sale to the Holders entitled thereto as in the case of a distribution received in cash.  The Depositary need not distribute securities, Receipts or rights unless the Company furnishes certain evidence or opinions in respect of United States securities laws (which the Company has no obligation to do).

(13)  Record Dates.  Whenever any distribution is being made upon any Deposited Securities or any meeting of holders of Shares or other Deposited Securities is being held or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary will, after consultation with the Company, fix a record date for the determination of the Holders who shall be entitled to receive such distribution or the net proceeds of the sale thereof, to vote or to give instructions for the exercise of voting rights at any such meeting, to receive such notice or solicitation or to act in respect of such other matter, subject to the provisions of the Deposit Agreement, which shall, to the extent practicable, be the same date as is fixed by the Company for the Deposited Securities.

(14)  Voting of Deposited Securities.  The Depositary or, if the Deposited Securities are registered in the name of or held by its nominee, its nominee, subject to and in accordance with the Company’s constituent documents, irrevocably appoints the Holder hereof for the time being on the record date (the "Voting Record Date") fixed by the Depositary in respect of any meeting (at which holders of Shares or other Deposited Securities are entitled to vote) as its proxy to attend, vote and speak at the relevant meeting (or any adjournment thereof) in respect of the Deposited Securities represented hereby on the Voting Record Date. In respect of any such meeting such Holder can appoint any person to attend, vote and speak on its behalf subject to and in accordance with the provisions of this paragraph and the constituent documents of the Company. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary will in accordance with paragraph 13 fix the Voting Record Date in respect of such meeting or solicitation. The Depositary or, if the Company so determines, the Company, will distribute by mail, or such other means and manner as may be mutually agreed between the Depositary and the Company, to the Holder of record hereof on such Voting Record Date: (a) such information as is contained in such notice of meeting or in the solicitation materials, (b) a Receipt proxy card in a form prepared by the Depositary, (c) a statement that the Holder hereof at the close of business on the Voting Record Date will be entitled, subject to any applicable law, the Company’s constituent documents and the provisions of or governing the Deposited Securities, either (i) to use such Receipt proxy card in order to attend, vote and speak at such meeting as the proxy of the Depositary or its nominee solely with respect to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by this Receipt or (ii) to appoint any other person as the substitute proxy of such Holder, solely with respect to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by this Receipt or (iii) to provide Voting Instructions to the Depositary as to the exercise of the voting rights pertaining to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by this Receipt, and (d) if the Depositary is to be given Voting Instructions by such Holder, a brief statement as to the manner in which Voting Instructions may be given to the Depositary. Upon the written request of a Holder of record hereof on the Voting Record Date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, and the provisions of the Company’s constituent documents and the provisions of the Deposited Securities, to vote or cause to be voted the Deposited Securities in accordance with the instructions set forth in such request. Notwithstanding anything contained herein this Section 4.7 to the contrary, Holders and their substitute proxy shall only be permitted to attend, vote and speak at meetings as the proxy of the Depositary or its nominee with respect to the whole number of Shares represented by such Holder's American Depositary Shares evidenced by Receipts held by such Holders at the close of business on the Voting Record Date in accordance with Section 4.6 of the Deposit Agreement.

Any appointment or purported appointment by a Holder (or such Holder's substitute proxy) of the Depositary as proxy in respect of Deposited Securities held by the Depositary, and any appointment or purported appointment by such a Holder (or such Holder's substitute proxy) of the Depositary’s nominee as proxy in respect of Deposited Securities held by that nominee, shall operate (a) as a renunciation of the proxy initially provided by the Depositary or its nominee to such Holder or such Holder's substitute proxy in relation to those Deposited Securities, and (b) as an instruction to the Depositary (or its nominee, as the case may be) to cast the votes attaching to those Deposited Securities (or to refrain from casting such votes) in the manner indicated by the Holder (or such Holder's substitute proxy) in the appointment or purported appointment.

For the avoidance of doubt, when the Depositary receives Voting Instructions from a substitute proxy of a Holder (including, without limitation, instructions from ADP Inc. or any other entity acting on behalf of participants and/or customers of participants within The Depository Trust Company) or their agents, and such registered Holder has notified the Depositary that it holds Receipts on behalf of such substitute proxies, the Depositary shall treat such Voting Instructions as coming from an entity that holds Receipts on behalf of such substitute proxies and the Depositary shall vote or cause to be voted the Deposited Securities in accordance with such instructions.

Neither the Depositary nor the Custodian shall exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote the Shares or other Deposited Securities represented by American Depositary Shares evidenced hereby except pursuant to and in accordance with such Voting Instructions from the Holder hereof given in accordance with this paragraph 14. Shares or other Deposited Securities represented by American Depositary Shares evidenced hereby for which no specific Voting Instructions are received by the Depositary from the Holder hereof shall not be voted by the Depositary but may be directly voted by the Holder in attendance at meetings of shareholders as proxy for the Depositary or its nominee, subject to, and in accordance with, the provisions of this paragraph and the Company’s constituent documents.

(15)  Changes Affecting Deposited Securities.  Upon any change in par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary or the Custodian in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement; and, the Depositary may with the Company’s approval, and shall if the Company shall so request, execute and deliver additional Receipts in respect of such securities as in the case of a dividend of Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts, reflecting such securities, and to the extent that such additional or new Receipts are not delivered this Receipt shall thenceforth evidence American Depositary Shares representing the right to receive the Deposited Securities including the securities so received.

(16)  Reports; Inspection of Register.  The Depositary will make available for inspection by Holders at the Depositary’s Office, at the office of the Custodian and at any other designated transfer offices any reports and communications received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of Deposited Securities by the Company. The Depositary or its agent will keep at facilities in the United States a Receipt register for the registration of Receipts and their transfer that at all reasonable times will be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts. The Depositary, upon request by the Company, will make available access to the Receipt register at an office in the Borough of Manhattan, The City of New York.

(17)  Withholding.  In connection with any distribution to Holders, the Company will withhold from such distribution and remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner, as the Depositary reasonably deems necessary and practicable to pay such taxes, by public or private sale and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

(18)  Actions by Holders.  The Depositary shall cause its nominee, Guaranty Nominees Limited, or a successor nominee, in its capacity as a member of the Company in respect of the Shares and other Deposited Securities, from time to time, to take such limited actions as may be reasonably requested in writing by a Holder, to the extent practicable and subject to any applicable law, regulation, stock exchange requirement or the constituent documents of the Company, solely to enable such Holder to exercise those rights to which Guaranty Nominees Limited or such successor nominee is entitled by virtue of being a member of the Company in respect of the Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Holder’s Receipts; provided, however, that, with respect to rights other than as set forth in paragraph 14, Guaranty Nominees Limited or such successor nominee shall take such action only to the extent that (a) it has been fully indemnified to its reasonable satisfaction by the Holder against any and all loss, liability, or expense which it shall suffer or reasonably incur, (b) such Holder has provided and will continue to provide as reasonably requested from time to time security in the form of a bond or otherwise in relation to such action reasonably satisfactory to the Depositary, and (c) any legal proceeding or similar action brought on behalf of such Holder pursuant to the exercise of such rights shall be brought in the name of Guaranty Nominees Limited or a successor nominee and not in the name of the Depositary and shall state that Guaranty Nominees Limited or such successor nominee is involved solely for the purpose of enabling the Holder to establish a right of action and for no other purpose and that Guaranty Nominees Limited or such successor nominee has no other interest in such matter. Any exercise of such rights or powers shall be for the sole benefit of, and at the cost and expense of, such Holder.

(19)  Liability of the Company and the Depositary.  Neither the Depositary, its agents nor the Company shall incur any liability if, by reason of any present or future law, rule, regulation, fiat, order or decree of the United  States, the United Kingdom or any other country or of any  government or governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company's constituent documents,  any act of God, war, terrorism, nationalization or other circumstances beyond its control, the Depositary, its agents or the Company shall be prevented, delayed or forbidden from, or subjected to any civil or criminal penalty in connection with, any act or thing which by the terms of this Deposit Agreement  it is provided shall be done or performed; nor shall the Depositary, its agents or the Company incur any liability to any Holder or other person by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing that by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.(including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable).  Each of the Company, Depositary and their respective agents assume no obligation and shall be subject to no liability under the Deposit Agreement or the Receipts to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by each of them to perform in this Deposit Agreement without negligence or bad faith. Without limitation of the preceding sentence, none of the Depositary, the Company or their respective agents shall be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or the Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required, or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. Each of the Depositary, the Company and their respective agents may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.  The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system.  The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A.  The Depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.  Further, the Depositary and its agents disclaim to the maximum extent permitted by law any and all liability for the price received in connection with any sale of securities or the timing thereof. Notwithstanding anything to the contrary contained in the Deposit Agreement (including the Receipts), subject to the penultimate sentence of this paragraph 19, the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of any Custodian other than JPMorgan Chase Bank, N.A. except to the extent that the Custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located. To the extent the Custodian is JPMorgan Chase Bank, N.A. the Depositary shall be responsible for the acts and omissions to act on the part of the Custodian as if the Depositary were acting as Custodian hereunder.  The Depositary shall be under no obligation to inform Holders or any other holders of an interest in an American Depositary Share about the requirements of English law, rules or regulations or any changes therein or thereto.

The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast by the Depositary to the extent the Depositary has received voting instructions as provided in the Deposit Agreement with respect to any of the Deposited Securities (provided that such manner or failure to vote was without gross negligence or willful misconduct), or for the effect of any such vote. The Depositary may rely upon instructions from the Company or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. Notwithstanding anything to the contrary set forth in the Deposit Agreement or a Receipt, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any Receipt or Receipts or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.  None of the Depositary, the Custodian or the Company shall be liable for the failure by any Holder or beneficial owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or beneficial owner's income tax liability. The Depositary and the Company shall not incur any liability for any tax consequences that may be incurred by Holders and beneficial owners on account of their ownership of the Receipts or American Depositary Shares. The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence while it acted as Depositary. The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances.  Neither the Company, the Depositary nor any of their respective agents shall be liable to Holders or beneficial owners of interests in American Depositary Shares for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement or hereof.

(20)  Resignation and Removal of Depositary; the Custodian.  The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company or be removed by the Company by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as provided in the Deposit Agreement. The Depositary may, upon written request or written approval of the Company at any time appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

(21)  Amendment of Deposit Agreement and Receipts.  The Receipts and the Deposit Agreement may be amended by agreement between the Company and the Depositary without the consent of Holders. Any amendment that shall impose or increase any fees or charges (other than the fees and charges listed in clauses (i) through (iv) of paragraph 8) or that shall otherwise prejudice any substantial existing right of Holders shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Holders. Every Holder at the expiration of such 30 days shall be deemed by holding such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

(22)  Termination of Deposit Agreement.  The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Deposit Agreement, upon the notice set forth in the preceding sentence, at any time after 90 days after the Depositary shall have resigned, provided that no successor depositary shall have been appointed and accepted its appointment within such 90 days. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement, except to advise Holders of such termination, receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash) and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of Receipts not theretofore surrendered.

(23)  Waiver. EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN RECEIPTS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THIS DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

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